TENTH AMENDMENT TO LEASE AGREEMENT This Tenth Amendment to Lease Agreement (this "Tenth Amendment'o)o dated as of JuneQ,2015 (the "Amendment Date"), and effective as of JuneVt ,20t5 (the "Effective Date"), for reference purposes only, is entered into by and between the University of Southem California, a Califomia non-profit public benefit corporation ("Landlord") and Response Genetics, Inc., a Delaware corporation ("Tenant"). RECITALS A. Health Research Association, Inc., a California non-profit public benefit corporation ("Original Landlord"), and Tenant entered into an Office Lease Agreement dated as of September 16, 2004, as amended by that certain First Amendment to Office Lease dated February 1,2006, as further amended by that certain Second Amendment to Lease Agreement dated as of January 28,2010, as further amended by that certain Third Amendment to Lease Agreement dated as of March 37,2010, as further amended by that certain Fourth Amendment to Lease Agreement dated March 4,2011, as further amended by that certain Fifth Amendment to Lease Agreement dated August 19,2011, as further amended by that certain Sixth Amendment to Lease Agreement dated August 30,2011, as firther amended by that certain Seventh Amendment to Lease Agreement dated May 7,2012, as further amended by that certain Eighth Amendment to Lease Agreement dated June 28, 2012, and as further amended by that certain Ninth Amendment to Lease Agreement dated February 3,2014 (collectively, the "Lease"), for those certain premises known as Suites 400,40I,402,403,404,405,406,410,600, and 700 (collectively, the 'oPremises"), located at 1640 Marengo Blvd., Los Angeles, California 90033, all as more particularly set forth in the Lease. B. Landlord is successor in interest to that of Original Landlord; C. Tenant wishes to exercise Tenant's right to extend t the duration of the Lease for a term commencing on July 1,2015 and terminating on June 30, 2016. NOW THEREFORE, for good and valuable consideration received to the full satisfaction of the parties hereto, Landlord and Tenant do hereby covenant and agree as follows: 1. Recitals. The foregoing recitals are hereby incorporated into and made a part of this Tenth Amendment by this reference. 4\4# N\

2. Definitions. All capitalized terms in this Tenth Amendment (including the Recitals), shall have the same meanings ascribed thereto in the Lease, unless otherwise provided for herein. 3. Term. Pursuant to Tenant's right to extend the term of the Lease as provided in the Section 3 of the Ninth Amendment to Lease Agreement, the Term of the Premises is hereby extended to June 30,2016. 4. Base Rent. The monthly Base Rent for the period commencing on July I,20I5 and throughout the duration of the Term of this Lease shall be due and payable on the first day of each month and shall be in the sum of Sixty-Five Thousand and Forty-Seven Dollars and No Cents ($65,047). 5. Overstandard Tenant Use. Landlord acknowledges and consents to Tenant's installation of three additional transformers on the Premises (the "Transformers"). In lieu of the separate metering requirements in Section 6.2 of the Lease as it pertains to two of the three Transformers, Landlord and Tenant agree that Tenant shall pay Landlord a flat fee of $1,000.00 each month for such overstandard usage of power plus the actual cost of the third transformer per the monthly electrical reading (together the "Supplemental Power Fee"). Landlord shall have the right to require Tenant to remove the Transformer at Tenant's sole cost and expense; provided, however, upon removal of the Transformer, Tenant shall no longer be required to pay Landlord the Supplemental Power Fee. 6. Effect of Tenth Amendment. The Lease shall be deemed amended by this Tenth Amendment. Except as specifically modifred by this Tenth Amendment, all of the terms and conditions of the Lease shall continue in full force and effect. In the event of any conflict between the terms of this Tenth Amendment and the terms of the Lease, the terms of this Tenth Amendment shall prevail. 7. Counterparts. This Tenth Amendment may be executed simultaneously in one (1) oÍ more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument. Each party may execute a facsimile counterpart signature page, which shall constitute a valid and binding obligation of the party signing such facsimile counterpart. Any party signing by facsimile agrees promptly to furnish to the other party, upon request, an original counterpart of this Tenth Amendment. 8. Entire Agreement. This Tenth Amendment and the Lease contains the entire understanding and agreement between the parties relating to the matters covered hereby and supersedes all prior or contemporaneous negotiations, affangements, agreements, understandings, representations, and statements, whether oral or written, with respect to the matters covered hereby, all of which are merged herein and shall be of no further force or effect whatsoever. [Signature Page to Follow] ,\,x/ $s

IN WITNESS V/HEREOF, Landlord and Tenant have executed this Tenth Amendment as of the day and year first above written. Landlord UNIVERSITY OX' SOUTHERN CALIFORNIA a California non-profit public benefit corporation By: N Its: Tenant RESPONSE GENETICS, INC., By: Name: Its: /' Cr'-¡

AMENDMENT TO LEASE OF PARKING SPACES

This Amendment to Lease of Parking Spaces (this "**Parking Amendment"),** dated and effective as of May __1__, 2015 (the "**Effective Date**"), for reference purposes only, is entered into by and between the University of Southern California, a California non-profit public benefit corporation ("**Landlord**") and Response Genetics, Inc., a Delaware corporation ("**Tenant**").

RECITALS

A. Landlord and Tenant are parties to that certain Lease of Parking Spaces Agreement dated as of February 3, 2014 (the "**Lease**"), pursuant to which Tenant leases from Landlord up to forty-four (44) parking spaces within that certain parking lot located at the corner of Mission Avenue and Zonal Avenue, Los Angeles, commonly referred to as "**Lot 71**".

B. Subject to the terms and conditions set forth in this Parking Amendment, Landlord and Tenant desire to amend the terms of the Lease.

NOW THEREFORE, for good and valuable consideration received to the full satisfaction of the parties hereto, Landlord and Tenant do hereby covenant and agree as follows:

1. Recitals. The foregoing recitals are hereby incorporated into and made a part of this Parking Amendment by this reference.

2. Definitions. All capitalized terms in this Parking Amendment (including the Recitals), shall have the same meanings ascribed thereto in the Lease, unless otherwise provided for herein.

3. Lease; Use. Effective as of the Effective Date, the first sentence in Section 1.1 of the Lease shall be deleted in its entirety and replaced with the following:

> "Subject to the terms and conditions set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord a total of twenty-eight (28) unreserved parking spaces located in Lot 71 (collectively, the "**Lot 71 Parking Spaces**").

4. Rent. Effective as of the Effective Date, Rent shall be reduced to One Thousand Nine Hundred and Sixty Dollars ($1960.00) per month at a rate equal to Seventy Dollars ($70.00) per Lot 71 Parking Space.

5. Effect of Amendment. The Lease shall be deemed amended by this Parking Amendment. Except as specifically modified by this Parking Amendment, all of the terms and conditions of the Lease shall continue in full force and effect. In the event of any conflict between the terms of this Parking Amendment and the terms of the Lease, the terms of this Parking Amendment shall prevail. 6. Counterparts. This Parking Amendment may be executed simultaneously in one (1) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument. Each party may execute a facsimile counterpart signature page, which shall constitute a valid and binding obligation of the party signing such facsimile counterpart. Any party signing by facsimile agrees promptly to furnish to the other party, upon request, an original counterpart of this Parking Amendment. 7. Entire Agreement. This Parking Amendment and the Lease contains the entire understanding and agreement between the parties relating to the matters covered hereby and supersedes all prior or contemporaneous negotiations, affangements, agreements, understandings, representations, and statements, whether oral or written, with respect to the matters covered hereby, all of which are merged herein and shall be of no further force or effect whatsoever. fSignature Page to Follow]

IN WITNESS V/HEREOF, Landlord and Tenant have executed this Parking Amendment as of the day and year first above written. Landlord UNIVERSITY OF SOUTHERN CALIFORNIA a California non-profit public benefit corporation By: Name: Its: Tenant RESPONSE GENETICS, INC., r-ÇCt